Exhibit 99.1

Tactical Air Defense Services Executes Letter of Intent to Acquire Military Aircraft

Carson City, NV- June 3, 2011 - Tactical Air Defense Services, Inc. (OTCQB: TADF), an Aerospace/Defense Services contractor that offers tactical aviation services, aerial refueling, aircraft maintenance, and other Aerospace/Defense services to the United States and Foreign militaries and agencies, is pleased to announce that it is has executed a letter of intent (“the “LOI”) with its pending merger partner, Tactical Air Support, Inc. (“Tac-Air”) to acquire certain military aircraft and related aircraft assets (together, the “Aircraft”).

Pursuant to the LOI, through Tac-Air, the companies shall enter into negotiations with a certain allied foreign government to purchase (the “Acquisition”) up to 15 military aircraft and related aircraft assets.  TADF and Tac-Air intend to use the aircraft to bid on upcoming tactical aviation contracts as well as to deploy on current Tac-Air contracts with the U.S. Department of Defense.

Additionally, pursuant to the LOI, TADF and Tac-Air shall share 50/50 all future profits derived from the operation, sale, lease, or any other use of the Aircraft. Tac-Air has the personnel to fly, maintain, and operate the Aircraft as well as the experience to manage any related government contracts and maintain operation control of the Aircraft. TADF has the resources to fund and the experience to support the Acquisition and the operation of the Aircraft.

If successful in closing the Acquisition, TADF believes, but cannot guarantee, that the Aircraft could generate revenues of between $15 million and $20 million per year for TADF and Tac-Air in the aggregate, and that the Aircraft or some portion thereof could be operating in support of a tactical aviation contract within 30 days of closing the Acquisition.

In the event that TADF and Tac-Air close the pending merger between the companies while the Aircraft are in operation, the combined financial benefit and ownership of the Aircraft shall inure to the combined entity.

Tac-Air, www.tacticalairsupport.com, is a highly regarded aerospace/defense services contractor founded by a group of former U.S. Navy, Marine, and Air Force Weapon’s School Instructors. Tac-Air has been awarded and is currently servicing multiple aerospace/defense contracts with the U.S. Department of Defense.

Alexis C. Korybut, Chief Executive Officer of TADF, stated,  “We are very pleased to have signed this aircraft acquisition LOI with Tac-Air. Should we be successful in closing the Aircraft Acquisition, we believe the Aircraft will position our companies to compete very effectively for the larger and higher-margin tactical aviation contracts, as well as position our companies as the leading providers of tactical aviation services to the U.S. and foreign militaries.”

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Further information about TADF is available on our website: www.tads-usa.com.

Forward Looking Statement Disclosure

Statements contained herein that are not historical facts may be forward looking statements within the meaning of the Securities Act of 1933, as amended.  Although we believe that the expectations and assumptions upon which they are based are reasonable, we can give no assurance that such expectations and assumptions will prove to have been correct. Some of these uncertainties include, without limitation, the company’s ability to perform under existing contracts, to procure future contracts, to acquire certain assets, or to finalize funding for the purchase of certain assets. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties, including without limitation, successful implementation of our business strategy and competition, any of which may cause actual results to differ materially from those described in the statements. We undertake no obligation and do not intend to update, revise or otherwise publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of any unanticipated events. Although we believe that our expectations are based on reasonable assumptions, we can give no assurance that our expectations will materialize. Many factors could cause actual results to differ materially from our forward-looking statements.

Investor Relations Contact:

Gerald N. Kieft
The WSR Group
(772) 219-7525
IR@theWSRgroup.com

www.theWSRgroup.com